PAGE 1
                                                                         EX-7.1







                 CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
                     FOR THE JULY 27, 1998 DISTRIBUTION DATE


                       CSXT Trade Receivables Master Trust
               5.05% Trade Receivables Participation Certificates,
                                  Series 1993-1































PAGE 2
                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------
                       Monthly Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

ORIGINAL SERIES 1993-1 PARAMETERS
---------------------------------

Initial Pool Balance                                                542,490,000
Initial Invested Amount                                             200,000,000
Required Net Series Pool Balance                                    239,993,384
Original Investor Allocation Percentage                                  44.24%
Certificate Rate                                                          5.05%
Servicing Fee  (Per Annum)                                                0.25%
Original Required Available Subordinated Amount                      36,658,384
Purchaser Adjusted Invested Amount  (PAIA)                          130,000,000

================================================================================

MONTHLY ACTIVITY
----------------

Total Pool Collections                                                        0
Total New Receivables Sold To Trust  (New Invoices)                           0
Dilutions                                                                     0
Defaulted Receivables  (91 days +)                                            0
Total Pool Recoveries                                                         0
Investment Proceeds for Due Period                                            0
Interline Payables                                                            0
Overconcentration Amount                                                      0
Receivables Not Eligible                                                      0
Miscellaneous Payments  (Adjustment Payments +                                0
    Transfer Deposit Amounts)                                                 0
Monitored Receivables                                                         0
Additions to Monitored Receivables                                            0
Collections of Monitored Receivables                                          0
Total Charged-Off Receivables                                                 0
Purchaser Adjusted Invested Amount                                            0
Reassigned Receivables                                             (705,106,000)

================================================================================

MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION
---------------------------------------------------------------

Series 1993-1 Certificate Rate                                             5.05%
Servicing Fee                                                              0.25%
Average Days Sales Outstanding                                              0.0
Monthly Payment Rate                                                       0.00%
Yield Reserve                                                                 0
Fee Reserve                                                                   0

INPUTS FROM PREVIOUS SERVICER REPORT
------------------------------------

Ending Pool Balance                                                 705,106,000
Interline Payables                                                  156,395,000
Outstanding Balance                                                 548,711,000
Ending Net Receivables Pool Balance                                 465,427,000
Ending Series 1993-1 Invested Amount                                200,000,000
Ending Series 1993-1 Available Subordinated Amount                   45,964,643
Ending Deferred Monthly Servicing Fee                                         0
Ending Interest Shortfall + Additional Interest                               0
Unallocated Collections                                                       0
Principal Funding Account Balance                                             0
Ending Purchaser Adjusted Invested Amount  (PAIA)                   125,000,000
Ending Series Adjusted Invested Amount                              245,964,643

Yield Reserve                                                         3,000,000
Fee Reserve                                                             149,787

Accumulation Period  (Y = 1; N = 2)                                           1
Early Amortization Period  (Y = 1; N = 2)                                     2

================================================================================

DELINQUENCY DATA  (As of 6/30/98)
---------------------------------
                                                       %        Dollar Amount
                                                 -------------------------------
1-30 Days From Invoice                                 0.00%                  0
31-60 Days From Invoice                                0.00%                  0
61-90 Days From Invoice                                0.00%                  0
91-120 Days From Invoice                               0.00%                  0
121-150 Days From Invoice                              0.00%                  0
151-180 Days From Invoice                              0.00%                  0
181-210 Days From Invoice                              0.00%                  0
211-240 Days From Invoice                              0.00%                  0
Greater Than 240 Days From Invoice                     0.00%                  0
    Total                                              0.00%                  0
                                                 -------------------------------

================================================================================

CERTIFICATE REPORTING DATES
---------------------------

Determination Date                                                    20-Jul-98
Distribution Date                                                     27-Jul-98
Due Period                                                               Jun-98
Series 1993-1 Period Number                                                  57
Last Day of Preceding Due Period                                      30-Jun-98

ALLOCATION PERCENTAGES
----------------------

Beginning Invested Amount                                           200,000,000
Series Adjusted Invested Amount  (SAIA)                                       0
Purchaser Adjusted Invested Amount  (PAIA)                                    0
Trust Adjusted Invested Amount  (TAIA)                                        0

Series Allocation Percentage  (SAIA / TAIA)                                0.00%
Investor Allocation Percentage                                             0.00%
Investor Ownership Percentage                                              0.00%
Seller Ownership Percentage                                                0.00%

================================================================================

COLLECTIONS
-----------

Total Pool Collections                                                        0
Pool Recoveries                                                               0
Total Available Collections                                                   0

Series Allocable Collections
    (SAP * Total Available Collections)                                       0
Series Allocable Miscellaneous Payments                                       0
Available Investor Collections                                                0
Monthly Interest Due                                                          0
Monthly Interest Paid                                                         0
Remaining Available Collections                                               0
Beginning Interest Shortfall + Additional Interest Due                        0
Beginning Interest Shortfall + Additional Interest Paid                       0
Remaining Available Collections                                               0
Ending Unpaid Interest Shortfall                                              0

Certificateholders' Monthly Servicing Fee                                     0
Withdrawal                                                                    0
Remaining Available Collections                                               0

Beginning Deferred Monthly Servicing Fee                                      0
Withdrawal                                                                    0
Remaining Available Collections  ("Monthly Principal")                        0
Ending Deferred Monthly Servicing Fee                                         0

Charged-Off Amount                                                            0
Investor Allocable Charged-Off Amount                                         0
Withdrawal                                                                    0
Remaining Available Collections                                               0
Investor Charge-Off Shortfall                                                 0

Deficiency Amount                                                             0
Available Subordination Draw Amount                                           0
Remaining Investor Charge-Off Shortfall                                       0

POOL BALANCE
------------

Beginning Pool Balance                                              705,106,000
Collections                                                                   0
New Receivables                                                               0
Dilutions                                                                     0
Charged-Off Receivables                                                       0
Ending Pool Balance                                                 705,106,000
Interline Payables                                                            0
Reassigned Pool Balance                                            (705,106,000)
Ending Outstanding Balance                                                    0
Ending Net Receivables Pool Balance                                           0
Ending Net Series Pool Balance                                                0

================================================================================

REQUIRED NET SERIES POOL BALANCE
--------------------------------

Subordination Percentage (Current Due Period)                             0.00%

Beginning Available Subordinated Amount                              45,964,643
Required Subordination Draw Amount                                            0
Invested Amount                                                               0
Reassigned Subordinated Amount                                      (45,964,643)
Ending Available Subordinated Amount                                          0
Yield Reserve                                                                 0
Fee Reserve                                                                   0
Initial Invested Amount - Invested Amount                                     0
Required Net Series Pool Balance                                              0

================================================================================

REQUIRED NET SERIES POOL BALANCE
--------------------------------

Ending Invested Amount                                                        0
Ending Series Adjusted Invested Amount  (SAIA)                                0

Ending Purchaser Adjusted Invested Amount  (PAIA)                             0
Ending Trust Adjusted Invested Amount  (TAIA)                                 0

Ending Series Allocation Percentage  (SAIA / TAIA)                         0.00%
Ending Investor Allocation Percentage                                      0.00%
Ending Investor Ownership Percentage                                       0.00%
Ending Seller Ownership Percentage                                         0.00%

================================================================================

CURRENT DUE PERIOD DILUTION AND MONITORED RECEIVABLES PERCENTAGES
-----------------------------------------------------------------

  A.Dilution Percentage                                                    0.00%
  B.Monitored Receivables (As a Percentage of Pool Balance)
       Additions to Monitored Receivables                                  0.00%
       Collections of Monitored Receivables                                0.00%
                                                                           -----
       Net Additions/Reductions to Monitored Receivables                   0.00%

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                                0
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00
Additional Investor Charge-Offs                                               0
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
    Reinstatement of Investor Certificates                                    0
    Reinstatement of Investor Certificates per
       $1,000 Certificate                                                  0.00
Ending Investor Charge-Offs                                                   0
Ending Investor Charge-Offs per $1,000 Certificate                         0.00

================================================================================

AMORTIZATION EVENTS
-------------------
(Yes = 1;  No = 2)                                                          Y/N
                                                                            ---

  1.Breach of material covenant or agreement pursuant to
    the Pooling and Servicing Agreement uncured for 30 days                   2
  2.Breach of representation or warranty not corrected for
    30 days                                                                   2
  3.Bankruptcy, insolvency or receivership of Seller or CSXT                  2
  4.Trust is deemed an "Investment Company"                                   2
  5.CSXT fails to convey Receivables to Seller and Servicer
    fails to make deposit to Retained Collection Account                      2
  6.Required Net Series Pool Balance exceeds Net Series Pool
    Balance                                                                   2
  7.Any Series 1993-1 Servicer Default                                        2
  8.Termination Notice delivered to Servicer                                  2
  9.Invested Amount of Series not paid in full on Expected
    Final Payment Date                                                        2
 10.Average Monthly Payment Rate for the three preceding Due
    Periods is less than 25%                                                  2

================================================================================

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-----------------------------------------------

Investor Allocable Charged-Off Amount                                         0
Investor Recoveries                                                           0
Aggregate Investor Allocable Charged-Off Amount                               0
Aggregate Investor Allocable Charged-Off Amount as a
    Percentage of Ending Series Invested Amount                            0.00%
Loss Reserve                                                                  0

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)
---------------------------------------------

Calculation of Subordination Percentage

  A. Subordination Percentage Floor                                        0.00%

  B. I.  Dilutions
         (a) Dilution Ratio -Greatest 2-month rolling average
         for prior 12 due periods                                          0.00%
         (b) Dilution Percentage- (5 * B.I.(a))                            0.00%

     II. Delinquencies
         (a)  Delinquency Ratio - Greatest 3-month rolling
              average for prior 12 Due Periods                             0.00%
         (b)  Delinquency Percentage  (7.5 * B.II.(a))                     0.00%

     III.Monitored Receivables
         (a)  Monitored Receivables Ratio - Greatest 3-month
         rolling average for prior 12 Due Periods                          0.00%
         (b)  Monitored Receivables Percentage
             (7.5 * B.III.(a))                                             0.00%

      IV.Loss Percentage  (B.II. + B.III.)                                 0.00%

      V. Sum of Dilution and Loss Percentages (B.I. + B.IV.)               0.00%

  C. I.  Alternate Dilutions
         (a)  Dilution Ratio - Greatest 2-month rolling
              average for prior 12 Due Periods                             0.00%
         (b)  Alternate Dilution Percentage  (4 * C.I.(a))                 0.00%

     II. Alternate Delinquencies
         (a)  Alternate Delinquency Percentage                             0.00%

     III.Alternate Monitored Receivables
         (a)  Alternate Monitored Receivables Percentage                   0.00%

     IV. Alternate Loss Percentage  (C.II. + C. III.)                      0.00%

     V.  Sum of Alternate Dilution and Alternate Loss
         Percentages                                                       0.00%

  D. Subordination Percentage  (Greatest of A.,
     B.V., or C.V.)                                                        0.00%

POOL FACTOR
-----------

Beginning Invested Amount                                           200,000,000
Ending Invested Amount                                                        0
Pool Factor                                                           0.0000000

================================================================================

ALLOCATION OF COLLECTIONS TO PRINCIPAL
--------------------------------------

Total Collections                                                             0

Available Investor Collections                                                0
Monthly Principal                                                             0
Available Principal Collections                                               0


  I.Revolving Period:
    Unallocated Collections                                                   0
    Amounts Paid to Seller  (Seller's Interest)                               0

 II.Accumulation Period / Early Amortization Period:
    Controlled Accumulation Amount                                            0
    Controlled Deposit Amount                                                 0
    Monthly Principal Deposited into Principal Funding
       Account                                                      200,000,000
    Excess Collections                                                        0
    Excess Collections Paid To Seller                                         0
    Beginning Principal Funding Account Balance                               0
    Deposits to Principal Funding Account                           200,000,000
    Ending Principal Funding Account Balance                        200,000,000

================================================================================

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total Amount Distributed                                             841,666.67
Total Amount Allocable to Interest                                   841,666.67
Total Amount Allocable to Interest per
    $1,000 of Certificates                                                 4.21
Total Amount Allocable to Principal                                        0.00
Total Amount Allocable to Principal per
    $1,000 of Certificates                                                 0.00
Pool Factor                                                           0.0000000

SERIES 1993-1 INVESTED AMOUNT
-----------------------------

Beginning Invested Amount                                           200,000,000
Additional Investor Charge-Offs                                               0
Reimbursement of Investor Charge-Offs                                         0
Unallocated Collections                                                       0

Invested Amount Before Principal Amortization                       200,000,000


Principal on Deposit in Principal Funding Account                   200,000,000
Ending Invested Amount                                                        0



Amount to be deposited with Trustee in respect of
Monthly Interest due over the next two Distribution Dates             1,683,334


NOTE

     On May 31, 1998, the Revolving Period for Series 1993-1 ended and the Accumulation Period began. As of June 17, 1998, in conjunction with the issuance of a new series of certificates, $200 million has been deposited into the Series 1993-1 Principal Funding account to provide for redemption of the certificates on the expected final payment date of September 25, 1998. Sufficient amounts have also been deposited in the Interest Funding account to provide for monthly interest payments to Series 1993-1 certificateholders through the final payment date.


================================================================================



I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented, and is correct to the the best of my knowledge.


                                                            /s/ JAMES FEESER
                                                            ----------------
                                                            James Feeser
                                                            Assistant Controller










PAGE 10
                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, as to Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the '"Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholers and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  July  27, 1998

Due Period: June  1, 1998 thru June 30, 1998

POOL COLLECTIONS
----------------

    Aggregate amount of Collections                                        0.00

    Pool Balance as of the last day of the
       Preceding Due Period                                                0.00

ALLOCATION PERCENTAGES
----------------------

    Series 1993-1 Allocation Percentage                                    0.00%

    Investor Allocation Percentage                                         0.00%

    Investor Ownership Percentage                                          0.00%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed to Certificateholders                       841,666.67

Total amount distributed to Certificateholders
    allocable to Interest                                            841,666.67
Total amount distributed allocable to Interest
    per $1,000 of Certificates                                             4.21

Total amount distributed to Certificateholders
    allocable to Principal                                                 0.00
Total amount distributed allocable to Principal
    per $1,000 of Certificates                                             0.00

Pool Factor                                                           0.0000000

PAGE 11


CERTIFICATE INVESTED AMOUNTS
----------------------------

Series 1993-1 Invested Amount                                                 0
Amounts on deposit in the Principal Funding Account              200,000,000.00

Outstanding balance of the Series 1993-1 Certificates
(after giving effect to all distributions to occur
on the Distribution Date).                                       200,000,000.00

INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-------------------------------------

Investor Allocable Charged-Off Amount for the Due
   Period                                                                     0


SUBORDINATION PERCENTAGE
------------------------

Subordination Percentage for the Current Due Period                        0.00%

Ending Available Subordinated Amount                                          0

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                             0.00
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00

Additional Investor Charge-Offs                                            0.00
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
Reinstatement of Investor Certificates                                     0.00
Reinstatement of Investor Certificates per $1,000
    Certificate                                                            0.00

Ending Investor Charge-Offs                                                0.00
Ending Investor Charge-Offs per $1,000 Certificate                         0.00


POOL BALANCES
-------------

Pool Balance as of the last day of the preceding Due Period                   0

Ending Net Receivables Pool Balance                                           0

Ending Net Series Pool Balance                                                0

NOTE
     On May 31, 1998, the Revolving Period for Series 1993-1 ended and the Accumulation Period began. As of June 17, 1998, in conjunction with the issuance of a new series of certificates, $200 million has been deposited into the Series 1993-1 Principal Funding account to provide for redemption of the certificates on the expected final payment date of September 25, 1998. Sufficient amounts have also been deposited in the Interest Funding account to provide for monthly interest payments to Series 1993-1 certificateholders through the final payment date.